CUSIP Number 59508T 10 9

EXHIBIT 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

June 9, 2006	WBL CORPORATION LIMITED

	By:	/s/ TAN CHOON SENG
	Name:	Tan Choon Seng
	Title:	Chief Executive Officer

WEARNES TECHNOLOGY (PRIVATE) LIMITED

	By:	/s/ LIM HUAT SENG
	Name:	Lim Huat Seng
	Title:	Director

UNITED WEARNES TECHNOLOGY PTE LTD

	By:	/s/ WONG HEIN JEE
	Name:	Wong Hein Jee
	Title:	Director